Subscription Agreement

                                TWINVIEW, INC.

                                 Common Stock


     1.  SUBSCRIPTION.  Effective the       day of             , 2000, the
undersigned hereby applies to purchase the number of shares stated below of
the     common stock    , $.0001 par value of Twinview, Inc.,    such purchase
being made in accordance with the terms and conditions of the prospectus, dated ___________, 2000 according to which the shares have been offered to the undersigned. This subscription may be accepted or rejected in whole or in part by Twinview, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

     2.  REPRESENTATIONS BY UNDERSIGNED.  The undersigned represents and
warrants     the following to be true and correct:

     (a)  the undersigned has received the     prospectus     and has read and
     analyzed it.

     (b) the undersigned acknowledges and understands that no U. S. federal or state agency, nor any governmental agency of any other jurisdiction,
     has made any recommendation or endorsement of the     shares    ;

     (c)  the undersigned recognizes that     Twinview, Inc. is newly formed,
     has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

     (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below;

     (e) the undersigned is capable of bearing the high degree of economic risk associated with an investment in the shares, including the possible complete loss of all invested funds;

     (f) all of the representations of the undersigned herein are true and accurate, and that Twinview, Inc. and the officers and directors of Twinview, Inc. will and may, without further investigation, rely on such representations.

     3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to "Brighton Bank, escrow agent for Twinview, Inc.," unless the minimum
offering as described in the     prospectus     has been met and the
undersigned has been instructed by Twinview, Inc.     to make such instrument
or payment payable to Twinview, Inc. The undersigned hereby authorizes and directs the officers and directors of Twinview, Inc. to deliver this subscription agreement to Twinview, Inc. and pay the funds delivered herewith to Twinview, Inc., to the extent that the undersigned's subscription has been accepted.

         The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject
to the discretion of the officers and directors of Twinview, Inc.      If the
undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned as soon as practicable without interest or deduction.

     4.  CONTINUING ACCURACY OF REPRESENTATIONS.  The undersigned agrees to
notify     Twinview, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Twinview, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

     5.  OWNERSHIP.  The undersigned's interest will be owned and should by
shown on     Twinview, Inc.'s     records as follows:

Name:
     ______________________________________________________________________

Name:
     ______________________________________________________________________

      6.  SUBSCRIPTION QUANTITY.  The undersigned does hereby subscribe for
_________________________________________    shares of Twinview, Inc.'s common
stock     at a price of $1.00 per Share, for a total     subscription
price     of $____________________________________ , which amount is enclosed.

          IN WITNESS WHEREOF, the undersigned has executed this


subscription agreement    .

_____________________________________     __________________________________
Name of Subscriber                        Social Security or Tax I.D. Number


_____________________________________     __________________________________
Name of Additional                        Social Security or Tax I.D.
    Subscribed                            Number of Additional Subscriber
                                          (if more than one)


_____________________________________     ________________________________
Residence Address                         Mailing Address (if different from
                                          Residence Address)


_____________________________________     _________________________________
City and State  Zip Code                  City and State          Zip Code


_____________________________________     __________________________________
Home Telephone Number                     Business Telephone Number and Area
and Area Code                             Code


Form of Ownership:

(Circle One)

Individual        JTROS       Tenants      Community   Custodian   Trustee
Ownership         (all        in Common    Property
                  parties     (both        (one
                  must sign)  parties      signature
                              must sign)   required)



Authorized Signature of                       Authorized Signature of
Subscriber                                    Additional Subscriber

__________________________________            ______________________________